Exhibit 17(b)

CORPORATE CAPITAL TRUST II 201 ROUSE BOULEVARD PHILADELPHIA, PA 19112 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. GENERAL QUESTIONS 833-VOTE-FSI VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E83737-Z73481 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CORPORATE CAPITAL TRUST II ("CCT II") The Board of Trustees recommends you vote FOR the following: 5. Election of Trustees Nominees: 01) Todd C. Builione 02) James H. Kropp 03) Mark D. Linsz 04) Thomas W. Morgan The Board of Trustees recommends you vote FOR the following proposals: For Against Abstain For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. To approve the merger of a wholly-owned subsidiary of FS Investment Corporation II ("FSIC II") with and into CCT II, with CCT II, as the surviving company, contemplated by the Agreement and Plan of Merger, dated as of May 31, 2019 (the "Merger Agreement"), by and among FSIC II, FS Investment Corporation III, FS Investment Corporation IV, CCT II, NT Acquisition 1, Inc., NT Acquisition 2, Inc., NT Acquisition 3, Inc. and FS/KKR Advisor, LLC. 2. To approve, by non-binding advisory vote, the issuance to all holders of FSIC II's common stock following the closing of the mergers contemplated by the Merger Agreement on a pro rata basis shares of a new class of preferred stock of FSIC II with an aggregate liquidation preference representing 20% of the combined company's net asset value. 3. To delete Section 10.6 of the second amended and restated declaration of trust of CCT (the "CCT II Charter") regarding limitations on certain affiliated transactions. 4. To delete Section 12.1 of the CCT II Charter regarding limitations on roll-up transactions. 6. To ratify the appointment of Deloitte & Touche LLP as CCT II's independent registered public accounting firm for the fiscal year ending December 31, 2019. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E83738-Z73481 CORPORATE CAPITAL TRUST II Annual Meeting of Shareholders November 6, 2019 This proxy is solicited by the Board of Trustees. The undersigned hereby appoints Stephen S. Sypherd and Lee Barnard, and each of them as proxies of the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of Corporate Capital Trust II, a Delaware statutory trust ("CCT II"), to be held at 3:00 p.m., Eastern Time, on November 6, 2019, at the offices of CCT II, located at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the "Annual Meeting"), and vote as designated on the reverse side of this proxy card all of the shares of CCT II (the "Shares") held of record by the undersigned as of any applicable record date. The proxy statement and the accompanying materials are being mailed on or about August 15, 2019 to shareholders of record as of August 15, 2019 and are available at www.proxyvote.com. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no instructions are marked, the Shares will be voted (1) FOR the proposal to adopt the Merger Agreement and approve transactions contemplated thereby, (2) FOR the proposal to approve, on a non-binding advisory basis, the issuance of shares of a new class of preferred stock to FSIC II's common shareholders following the transactions contemplated by the Merger Agreement, (3) FOR each of the two proposals to reflect in CCT II's amended charter certain amendments described in proposals 3 and 4, (4) FOR the proposal to elect the trustee nominees listed in proposal 5, and (6) FOR the proposal to ratify Deloitte & Touche LLP as CCT II's independent registered public accounting firm for the fiscal year ending December 31, 2019. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of trustees of CCT II knows of no other business to be presented at the Annual Meeting. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any shareholder who executes a proxy may revoke it with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to CCT II at the above address prior to the date of the Annual Meeting. Continued and to be signed on reverse side